SECURITIES AND EXCHANGE COMMISSION


                          WASHINGTON, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of the earliest event reported):November 13, 1998 (October 30, 1998)


                      STANDARD MANAGEMENT CORPORATION
          (Exact name of registrant as specified in its charter)


    INDIANA              0-20882                  35-1773567


(State or other jurisdiction (Commission File Number) (IRS Employer
 Identification No.)of incorporation)

9100 KEYSTONE CROSSING, INDIANAPOLIS, INDIANA            46240
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (317) 574-6200

                                N/A
   (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


      On October 30, 1998, Standard Management Corporation ("SMC" or the "Registrant"), an Indiana corporation completed the acquisition of Midwestern National Life Insurance Company of Ohio ("Midwestern National Life") as a wholly-owned subsidiary of SMC pursuant to the definitive Stock Purchase Agreement, as amended, entered into on June 4, 1998, with MC Equities, Inc.

      Pursuant to the amended Stock Purchase Agreement, SMC issued 696,453 shares of its common stock valued at $6.625, increased its bank debt by $6,000,000 on restructured terms and paid $2,886,000 in cash (excluding acquisition costs) for an aggregate purchase price of $13,500,000 to acquire Midwestern National Life. SMC borrowed an additional $6,000,000 by increasing the Amended and Restated Revolving Line of Credit Agreement with a bank from $20,000,000 to $26,000,000 and drawing down $6,000,000 for the Midwestern National Life closing. SMC plans to merge Midwestern National Life into Standard Life Insurance Company of Indiana effective December 31, 1998.

      A copy of the Press Release issued by SMC on November 2, 1998 with respect to the Acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


      The other information required by this item has been previously reported by SMC.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

      Financial statements for Midwestern National Life are not required based on the significant subsidiary tests of Regulation S-X.

(b)   PRO FORMA FINANCIAL INFORMATION:

      Pro forma financial statements to reflect the estimated impact of the Acquisition on the historical Financial Statements of SMC are not required based on the significant subsidiary tests of Regulation S-X.


<copyright> EXHIBITS:

      99.1 Press release issued by SMC on November 2, 1998 with respect to the Acquisition.

                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         STANDARD MANAGEMENT CORPORATION
                                                   (Registrant)


Date: November 13, 1998                   By:/s/ RONALD D. HUNTER
                                          Ronald D. Hunter
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                 EXHIBIT INDEX

The following Exhibit is filed herewith:

EXHIBIT

99.1 Press release issued by SMC on November 2, 1998 with respect to the Acquisition.